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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 13, 2000
                                                --------------------------------

                                Stamps.com Inc.
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            (Exact name of registrant as specified in its charter)

               Delaware                000-26427             77-0454966
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     (State or other jurisdiction     (Commission           (IRS Employer
          of incorporation)           File Number)       Identification No.)

        3420 Ocean Park Boulevard, Suite 1040,
               Santa Monica, California                              90405
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       (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code   (310) 581-7200
                                                  ------------------------------

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         (Former name or former address, if changed since last report)
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Item 5.   Other Events.

          On August 23, 2000, DraftWorldwide, Inc., which formerly served as one of our advertising and promotions agencies, sued us for alleged breach of contract in the Circuit Court of Cook County, Illinois. The suit alleges that we improperly terminated our contract with DraftWorldwide and seeks damages of approximately $3.9 million plus interest and costs associated with the lawsuit. The alleged damages consist primarily of monthly retainers that DraftWorldwide claims to be due and owing as a result of the alleged improper termination for the seven month period beginning June 2000 and ending December 2000. We believe that the agreement was terminated effective June 1, 2000, which termination resulted from our belief that DraftWorldwide failed to perform adequately under the contract, among other reasons. We are currently evaluating the claims against us as well as potential counterclaims, and have not responded to the suit.

          On September 18, 2000, Pitney Bowes filed an action for alleged patent infringement in the United States District Court for the Eastern District of Texas. The complaint alleges that we are infringing four patents owned by Pitney Bowes related to tracking of parcels and other related items. The complaint does not identify which of our products or services allegedly infringe the asserted patents or which claims of the asserted patents are allegedly infringed. The suit seeks unspecified damages and a permanent injunction from further alleged infringement. We have just commenced our investigation of the claims against us and have not responded formally to the suit. As with pending patent litigation that we have with Pitney Bowes in Delaware, this suit could result in significant litigation expenses and diversion of management time and other resources. Further, if Pitney Bowes prevails in this suit, then, depending upon which of our products or services are covered, our financial condition and operations could be impacted severely. As with our existing patent litigation, this new Pitney Bowes suit could result in limitations on how we implement our services, delays and costs associated with redesigning our services, payments of license fees and other payments.

          As with lawsuits previously reported in our filings with the Securities and Exchange Commission, the outcome of both lawsuits described above is uncertain. Therefore, we can give no assurance that we will successfully defend ourselves or that the lawsuits described above or in our other filings with the Securities and Exchange Commission will not result in significant damages or costs to us.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Stamps.com Inc.
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                                                       (Registrant)

        September 25, 2000                        /s/ John W. LaValle
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               Date                                   John W. LaValle
                                                      Executive VP and Chief
                                                       Financial Officer